Exhibit 10.1

Certain information in this document indicated with “[*]” has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
SECURITIES EXCHANGE AGREEMENT
This SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of November 27, 2023, is by and among Velo3D, Inc., a Delaware corporation with offices located at 511 Division Street, Campbell, CA 95008 (the “Company”), and each of the investors listed on the Schedule of Holders attached hereto (individually, a “Holder” and collectively, the “Holders”).
RECITALS
A.The Company has authorized a new series of Senior Secured Notes in the form attached hereto as Exhibit A (the “Exchange Notes”), which such Exchange Notes shall under certain circumstances entitle the Holders to receive shares of the Company’s common stock, par value $0.00001 per share (together with any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Exchange Notes, the “Exchange Note Shares”). The Exchange Notes will be issued pursuant to that certain Base Indenture (the “Base Indenture”), dated as of August 14, 2023, as supplemented by the Second Supplemental Indenture substantially in the form attached hereto as Exhibit B, to be dated as of the Closing Date (as defined below) (together with the Base Indenture, the “Indenture”), in each case between the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, together with its successors and permitted assigns, the “Trustee”).
B.Each Holder is the beneficial owner of such outstanding principal amount of Senior Secured Convertible Notes due 2026 set forth opposite such Holder’s name in column (3) on the Schedule of Holders (each, a “Prior Note” and collectively, the “Prior Notes”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated August 10, 2023 (as amended by First Amendment to Securities Purchase Agreement, dated as of the Closing Date, the “Prior SPA”), on August 14, 2023 (the “Prior Closing Date”).
C.At or before the Closing (as defined below), the parties set forth on the Schedule of Voting Agreement Parties attached hereto shall execute and deliver a Voting Agreement, in the form attached hereto as Exhibit D (each, a “Voting Agreement”) pursuant to which such parties agree to vote their shares of the Company’s Common Stock in favor of providing the Requisite Stockholder Approval (as defined in the Exchange Notes).
D.Pursuant to the Prior SPA, each Holder and the Company entered into transaction documents, which included the Prior SPA, the Prior Notes, that certain Security Agreement, dated as of August 14, 2023 (the “Main Security Agreement”), by and among the Company, each of the subsidiaries of the Company thereto and High Trail Investments ON LLC, a Delaware limited liability company (the “Initial Collateral Agent”), in its capacity as collateral agent for the benefit of the Holders, that certain Intellectual Property Security Agreement, dated as of August 14, 2023, by and among the Company, each of the subsidiaries of the Company thereto and the Initial Collateral Agent (the “IP Security Agreement” and together with the Main Security Agreement, the “Security Agreements”), the Security Documents (as defined in the Main Security Agreement), the Irrevocable Transfer Agent Instructions (in this instance, as defined in the Prior SPA) and each of the other written agreements and instruments entered into or delivered by any of the parties thereto in connection with the transactions contemplated thereby, as may be amended from time to time (the “Prior Transaction Documents”).

E.Each Holder and the Company wish to exchange such outstanding principal amount of Prior Notes set forth opposite such Holder’s name in column (6) of the Schedule of Holders for (i) the principal amount of Exchange Notes set forth opposite such Holder’s name in column (7) on the Schedule of Holders and (ii) the aggregate amount of Exchange Shares (as defined below) set forth such Holder’s name in column (8) on the Schedule of Holders, and the Company shall pay to such Holder all accrued and unpaid interest (which such interest rate shall be at the Default Interest (as defined in the Prior Notes) rate and accrue as of October 1, 2023), to, and including, the Closing Date, on such amount of principal being exchanged.
F.Prior to the Closing, both parties agree that, notwithstanding anything to the contrary set forth in the Prior Notes, the Company shall make a payment under the Prior Notes, and the Holders shall have received such payment, at the cash redemption price of one hundred twenty percent (120%), representing a total cash payment in the aggregate cash amount as set forth opposite such Holder’s name in column (5), along with all accrued but unpaid interest (which such interest rate shall be at the Default Interest rate and accrue as of October 1, 2023), to, and including the Closing Date, on such amount of principal being repaid (the “Prior Note Pay Down”), and such Prior Note Pay Down shall decrease the principal amount of the Prior Note in the amount as set forth opposite such Holder’s name in column (4).
G.Furthermore, at the Closing, the parties hereto shall execute and deliver amendments to (i) the Main Security Agreement in the form attached hereto as Exhibit C-1 and (ii) the IP Security Agreement in the form attached hereto as Exhibit C-2 (clause (i) and (ii), collectively, the “Amendments to Security Documents”), pursuant to which the Company has agreed to grant a first priority security interest to the Collateral Agent (as defined in the Exchange Notes), as collateral agent for the holders of the Exchange Notes in all assets of the Company.
H.The Exchange Notes, the Exchange Shares and the Exchange Note Shares are collectively referred to herein as the “Securities.”
I.The Company and each Holder is executing and delivering this Agreement with respect to the Exchange Securities in reliance upon the exemptions from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”).
J.The effective time of this Agreement shall be 6:30 p.m. New York time, on the date of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:
1.EXCHANGE OF PRIOR NOTES.
(a)Exchange of Prior Notes for Exchange Securities.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, as applicable, the Company shall issue to each Holder, in exchange for the aggregate principal amount of Prior Notes as set forth opposite such holder’s name in column (6) on the Schedule of Holders, the following securities (collectively, the “Exchange Securities”):
(i)an Exchange Note in the aggregate principal amount of Exchange Notes as set forth opposite such Holder’s name in column (7) on the Schedule of Holders; and
(ii)shares of Common Stock as set forth opposite such Holder’s name in column (8) on the Schedule of Holders (the “Exchange Shares”).
(b)Closing.  The closing (the “Closing”) of the exchange of the Exchange Securities by the Company and the Holders shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on November 28, 2023; provided, that the conditions to the Closing set forth in Sections 6 and 7 shall be satisfied or waived (or such other date as is mutually agreed to by the Company and each Holder).  As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.
(c)Exchange of Prior Notes for Exchange Securities. On the Closing Date, (i) each Holder shall have tendered the aggregate principal amount of Prior Notes as set forth opposite such Holder’s name in column (6) for exchange, and (ii) the Company shall deliver to each Holder (a) the Exchange Notes in the aggregate principal amount as is set forth opposite such Holder’s name in column (7) on the Schedule of Holders, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Holder or its designee, (b) the Exchange Shares in the aggregate amount as is set forth opposite such Holder’s name in column (8) on the Schedule of Holders, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Holder or its designee and (c) any interest then accrued on the aggregate principal amount of the Prior Notes (which such interest rate shall be at the Default Interest rate and accrue as of October 1, 2023) being exchanged and repaid pursuant to this Agreement.
2.HOLDERS’ REPRESENTATIONS AND WARRANTIES.
Each Holder, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a)Organization; Authority. Such Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to conduct its business as currently conducted and enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)Information. Such Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the exchange of the aggregate principal amount of the Prior Notes for the Exchange Notes (the “Exchange”) that have been requested by such Holder. Such Holder and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the SEC Documents (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Exchange and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its advisors, if any, or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder understands that its investment in the Securities involves a high degree of risk. Such Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Holder did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Holder is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its decision to invest in the Company.
(c)No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Exchange.
(d)Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(e)No Conflicts. The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Holder, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to perform its obligations hereunder.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Holders that, as of the date hereof and as of the Closing Date:
(a)Compliance with Registration Requirements. The registration statement on Form S-3 (Commission File No. 333-268346) (as amended, the “Registration Statement”) has become effective under the 1933 Act. The Company has complied, to the United States Securities and Exchange Commission’s (the “SEC”) satisfaction with all requests of the SEC for additional or supplemental information, if any. As of the Prior Closing Date, no stop order suspending the effectiveness of the Registration Statement was in effect and no proceedings for such purpose had been instituted or, to the knowledge of the Company, were pending or contemplated or threatened by the SEC. At the time each of the Registration Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement through the Prior Closing Date, at the time they were filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied with in all material respects with the requirements of the 1934 Act.
(b)Disclosure. The prospectus supplement and accompanying base prospectus (together, the “Prospectus Supplement”) that was delivered by the Company to the Holders in connection with the execution and delivery of the Prior SPA, including the documents incorporated by reference therein, when filed with the SEC, complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto through the Prior Closing Date, at the time it became effective, complied in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not, and at the Prior Closing Date did not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act. The Base Indenture, when filed with the SEC, complied in all material respects with the requirements of the Trust Indenture Act and was duly qualified as an indenture under the Trust Indenture Act. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at the Prior Closing Date, did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement as of the Prior Closing Date which have not been described or filed as required. Except for the event of default related to the minimum revenue covenant for the quarter ended September 30, 2023 under Section 8(V) of the Prior Notes (the “EOD”), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of any shares of Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Holder’s investment hereunder or (iii) could have a Material Adverse Effect (as defined below).
(c)Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 3(c), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. The Company’s Permitted Investments (as defined in the Notes) are also set forth on Schedule 3(c). “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(d)Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Notes and Exchange Shares and the reservation for issuance and the issuance of the Exchange Note Shares issuable pursuant to the Exchange Notes), have been duly authorized by the Company’s board of directors (the “Board of Directors”) or a duly authorized committee thereof, and (other than (i) such filings, consents or authorizations as have been obtained, taken, given or made, (ii) any filings as may be required by any state securities agencies, (iii) a Supplemental Listing Application with NYSE (as defined below) and (iv) filings as may be required in connection with obtaining the Requisite Stockholder Approval (clauses (i) through (iv), collectively, the “Required Filings”), no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders (other than the Requisite Stockholder Approval) or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to the Closing, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law (the “Enforceability Exceptions”). “Transaction Documents” means, collectively, this Agreement, the Exchange Notes, the Amendments to Security Documents, the Security Agreements, the Indenture, each Voting Agreement, and the Irrevocable Transfer Agent Instructions (as defined below), the Prior Transaction Documents (to the extent not previously listed herein) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(e)Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing Date, the Company shall have not less than a number of authorized but unissued shares of Common Stock equal to one hundred million (100,000,000) shares of Common Stock, which shall not be exclusively reserved for issuance pursuant to the Exchange Notes. The Exchange Note Shares (upon issuance in accordance with the Exchange Notes) and Exchange Shares, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.
(f)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities, and the reservation of Common Stock for issuance of the Exchange Note Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and the rules and regulations of The New York Stock Exchange (“NYSE”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the

Required Filings, filings necessary to perfect the Liens granted under the Security Documents, as amended by the Amendments to Security Documents, and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of NYSE and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
(h)Acknowledgment Regarding Holder’s Acquisition of Securities. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length acquiror with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Holder is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto), collectively, “Rule 144”) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 4.99% of the shares of any voting class of the Company’s Common Stock. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Holder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Holder’s acquisition of the Securities. The Company further represents to each Holder that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.
(i)No Placement Agent.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the Exchange. Neither the Company not any of its Subsidiaries has paid or given, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Holder) relating to or arising out of the transactions contemplated hereby.
(j)No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken or will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(k)Dilutive Effect. The Company understands and acknowledges that the number of Exchange Note Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Exchange Note Shares pursuant to the terms of the Exchange Notes and the Exchange Shares, each in accordance with the terms thereof and this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(l)Application of Takeover Protections. The Company and its Board of Directors or a duly authorized committee thereof have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Holder’s ownership of the Securities.
(m)Financial Statements. During the one (1) year prior to the date hereof and the Closing Date, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and the Closing Date and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Holders which is not included in the SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(n)Absence of Certain Changes. Since the date of the Company’s audited financial statements contained in the 2022 Annual Report, other than the EOD, there has been no Material Adverse Effect. Since the date of the Company’s audited financial statements contained in the 2022 Annual Report, except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.
(o)Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact (other than the EOD) which would reasonably lead a creditor to do so. Assuming that the Holders do not accelerate the Prior Notes as a result of the EOD, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and the Closing Date, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(o), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.
(p)Listing and Trading. Regulatory Permits. Since September 30, 2021, (i) the Common Stock has been listed or designated for quotation on NYSE, (ii) trading in the Common Stock has not been suspended by the SEC or NYSE and (iii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from NYSE. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(q)Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee or agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:
(i)(A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
(ii)assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
Neither of the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.
(r)Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(s)Transactions With Affiliates. Except as set forth on Schedule 3(s), no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).
(t)Equity Capitalization.
(i)Authorized and Outstanding Capital Stock. As of the date of this Agreement and as of the Closing, the authorized capital stock of the Company consists of (A) 500,000,000 shares of Common Stock, of which, 203,005,805 are issued and outstanding and 144,079,620 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Exchange Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) 10,000,000 shares of preferred stock, par value $0.00001 per share, of which no shares are issued and outstanding.
(ii)Valid Issuance; Available Shares; Affiliates. All of the Company’s outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 3(t)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities as of the date hereof and as of the Closing and (B) as of the date hereof and as of the Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding shares of Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof and the Closing Date, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock and any RSUs or any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.
(iii)Existing Securities; Obligations. Except as set forth on Schedule 3(t)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than (i) pursuant to the Business Combination Agreement (as defined below), (ii) the Company’s outstanding warrants (the “Warrants”), (iii) stock options, restricted stock units (“RSUs”), performance stock units, deferred stock units, rights and other stock-based awards awarded to employees, directors and consultants of the Company under equity incentive and employee stock purchase plans adopted by the Board of Directors of the Company and described in the SEC Documents and (iv) pursuant to the Prior Notes, the Prior SPA, this Agreement and following the Closing, the Exchange Notes, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) other than pursuant to the Prior SPA, the Amended and Restated Registration Rights Agreement, dated September 29, 2021, by and among the Company and holders party thereto and the Warrants, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) other than the Warrants, the Prior Notes and, following the Closing, the Exchange Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
(u)Organizational Documents. The Company has furnished to the Holders true, correct and complete copies of the Company’s Certificate of Incorporation, as amended, and as in effect on the date hereof and the Closing Date (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws, each in effect on the date hereof and the Closing Date (collectively, the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.
(v)Indebtedness and Other Contracts. Except as set forth on Schedule 3(v), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its

Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) other than the EOD, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) assuming that the Holders do not accelerate the Prior Notes as a result of the EOD, is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(w)Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by NYSE, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the Company or any of its Subsidiaries), the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(w). To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.
(x)Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(y)Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(z)Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). Except as set forth on Schedule 3(z), the Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and, subject to the Enforceability Exceptions, enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.
(aa)Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and the Closing Date. Except as set forth on Schedule 3(aa), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Exchange Notes).
(ab)Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent applications, other patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as set forth on Schedule 3(bb), none of the Company’s or its Subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. To the knowledge of the Company, and except as set forth on Schedule 3(bb), neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery. The Company has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.
(ac)Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(ad)No Hazardous Materials:
(A)to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or
(B)to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.
(i)To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.
(ii)To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(iii)Neither the Company nor its Subsidiaries is subject to any pending or, to the Company and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ae)Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.
(af)Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(ff), the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth on Schedule 3(ff), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(ff), since the filing of the Company’s 2022 Annual Report, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(ff)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ag)Investment Company Status. The Company is not an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(ah)Acknowledgement Regarding Holders’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Signing Announcement (as defined below), none of the Holders have been asked by the Company or any of its Subsidiaries to agree, nor has any Holder agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Holder, and counterparties in “derivative” transactions to which any such Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Holder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Holder may rely on the Company’s obligation to timely deliver shares of Common Stock as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Signing Announcement, one or more Holders may engage in Hedging Arrangements (as defined below) (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Exchange Note Shares issuable pursuant to the Exchange Notes are being determined, and such Hedging Arrangements (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the Hedging Arrangements are being conducted. The Company acknowledges that such aforementioned Hedging Arrangements do not constitute a breach of this Agreement, the Exchange Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith. “Hedging Arrangements” means any forward, futures, swap, collar, put, call, floor, cap, option or other contract or trading activity that are intended to benefit from, or reduce or eliminate the risk of, fluctuations in price, but shall not include the location and/or reservation of borrowable shares.
(ai)Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii)  sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) other than pursuant to an ATM Sales Agreement (as defined below), paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.
(aj)U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Holders, shall become, a U.S. real property holding corporation within the meaning of

Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company and each Subsidiary shall so certify upon any Holder’s request.
(ak)Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, delivery and transfer of the Securities to be acquired by each Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Exchange Note Shares pursuant to the Exchange Notes in a name other than that of the Holder of such Exchange Notes, and the Company shall not be required to issue or deliver such Exchange Note Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(al)Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(am)Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.
(an)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.
(ao)Sanctions. None of the Company, any of its Subsidiaries or any director or officer or, to the knowledge of the Company and its Subsidiaries, employee, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions.
(pp)    Management. During the past five year period, no current or former officer or director of the Company, to the knowledge of the Company, has been the subject of:
(i)    a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;
(ii)    a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);
(iii)    any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:
(1)    Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(2)    Engaging in any particular type of business practice; or
(3)    Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;
(iv)    any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;
(v)    a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)    a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.
(ap)Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable equity incentive plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(aq)Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(ar)Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since

May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(as)No Other Inducements. Except as set forth in this Agreement, the Company has not directly or indirectly, offered any Holder or any affiliate thereof any inducement to enter into this Agreement or to exchange any Holder’s Prior Notes for Exchange Notes.
(at)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Holders has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(au)ATM Sales Program. The Company has access to an ATM Sales Program (as defined below), the terms of which have been approved by the Required Holders, and, as of the date hereof and the Closing Date, the ATM Sales Program has aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).
(av)No Additional Agreements. The Company does not have any agreement or understanding with any Holder with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
4.COVENANTS.
(a)Best Efforts.  Each Holder shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement.  The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)Blue Sky.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities to be acquired by the Holders at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holders on or prior to the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the issuance of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the issuance and exchange of the Securities to the Holders. Notwithstanding the foregoing, the Company will not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, file any general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(c)Reporting Status.  Until the earlier of (i) the date upon which the Holders shall have sold all of the Securities issuable pursuant to this Agreement and (ii) the date upon which no Exchange Notes remain outstanding and no further Exchange Notes may be issued pursuant to this Agreement (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(d)Financial Information.  The Company agrees to send the following to each Holder during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
(e)Listing.  The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares and Exchange Note Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Exchange Shares and Exchange Note Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system.  The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq

Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”).  Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).
(f)Fees. The Company shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Holders in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the creation and perfection of security interests and enforcement thereof by the Holders), including, without limitation, all reasonable and documented consultant fees, all reasonable and documented legal fees and disbursements of Latham & Watkins LLP, counsel to the Holders, and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Holder) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the exchange of the Exchange Notes with the Holders.
(g)Pledge of Securities.  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Holder.
(h)Disclosure of Transactions and Other Material Information.
(i)Disclosure of Transaction.  At or before 9:00 a.m., New York time, on Tuesday, November 28, 2023, the Company shall issue a press release or file a Current Report on Form 8-K (a “Signing Announcement”) reasonably acceptable to the Holders disclosing all the material terms of the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”).  From and after the issuance or filing of the Signing Announcement, the Company shall have disclosed all material, non-public information (if any) provided to any of the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance or filing of the Signing Announcement, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its

Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holders or any of their affiliates, on the other hand, shall have terminated and none of the Holders have been subject to any such obligation since the issuance or filing of the Signing Announcement.
(ii)Limitations on Disclosure.  Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Holder shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.  If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Holder pursuant to the Transaction Documents, the Company shall obtain each Holder’s prior written consent prior to providing such information to such Holder, and if any Holder fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Holder without such Holder’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, except the Press Release and the 8-K filing; provided, however, the Company shall be entitled, without the prior approval of any Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the applicable Holder (which may be granted or withheld in such Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Holder in any filing, announcement, release or otherwise, except in the 8-K Filing and as otherwise may be required by applicable law or regulations.  Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Holder shall have (unless expressly agreed to by a particular Holder after the date hereof in a written definitive and binding agreement executed by the Company and such particular Holder (it being understood and agreed that no Holder may bind any other Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.
(i)Additional Issuance of Securities.
(i)So long as any Exchange Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible

Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities (other than the Exchange Notes), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, that for avoidance of doubt, neither the entry into (x) an agreement, the terms of which have been approved by the Required Holders, providing for the sale or issuance of securities thereunder pursuant to an “at-the-market” offering within the meaning of Rule 415(a)(4) of the 1933 Act (an “ATM Sales Agreement”) nor (y) that certain Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc. and the Company, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of July 20, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc. and the Company, as in effect as of the date hereof and without giving effect to any amendment, modification, waiver or supplement thereto (the “Business Combination Agreement”) nor the issuance of shares of Common Stock pursuant thereto shall be considered a “Variable Rate Transaction.”
(ii)So long as any Exchange Notes remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Exchange Notes (other than to the Holders as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Exchange Notes.
(iii)Each Holder shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(i), which remedy shall be in addition to any right to collect damages.
(j)Compliance with Laws.  None of the Company or any of its Subsidiaries shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(k)Passive Foreign Investment Company.  The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.
(l)Restriction on Redemption and Cash Dividends.  So long as any of the Exchange Notes are outstanding, except as otherwise permitted under the Exchange Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than as required by the Exchange Notes or as required by the terms thereof as in effect on the date hereof); provided, however, that such written consent shall not be required for any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise, settlement or vesting of equity awards under any equity compensation plan of the Company or repurchases of securities upon an employee’s, contractor’s or consultant’s termination of services.
(m)Corporate Existence.  So long as any Exchange Notes remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Exchange Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Exchange Notes.
(n)Stock Payment Procedures.  The terms of the Exchange Notes set forth the totality of the procedures required of the Holders in order to receive shares of Common Stock pursuant to the Exchange Notes.  No additional legal opinion, other information or instructions shall be required of the Holders to receive shares of Common Stock pursuant to the Exchange Notes.  The Company shall honor an election by the Holder to receive shares of Common Stock pursuant to the Exchange Notes and shall deliver the Exchange Note Shares in accordance with the terms, conditions and time periods set forth in the Exchange Notes. Except as explicitly set forth in the Exchange Notes, no legal opinion, information or instructions shall be required of the Holders to receive Exchange Note Shares pursuant to the Exchange Notes. The Company shall deliver the Exchange Note Shares in accordance with the terms, conditions and time periods set forth in the Exchange Notes.
(o)Regulation M.  The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
(p)Integration.  None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the issuance of the Securities in a manner which would require stockholder approval under the rules and regulations of NYSE and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of NYSE, with the issuance of Securities contemplated hereby.
(q)Stockholder Approval. At the next annual meeting of the stockholders following the Closing or, if earlier, via a special meeting of stockholders within seventy-five (75) days of a written request (of which an email request may be sufficient) from the Holders (the “Stockholder Meeting”), the Company agrees to hold a stockholder vote for the purpose of obtaining the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval. The Company shall use its best efforts to obtain approval of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting.
(r)Press Releases.  The Company shall not, and shall not permit any of its Subsidiaries to, issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming any of the Holders without the prior written consent of such Holder; provided, that nothing in the foregoing shall be construed to prohibit the Company from making any disclosure, submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) pursuant to Section 4(i) or as otherwise required by federal securities law in connection with the filing of final Transaction Documents with the SEC, or (iii) to the extent such disclosure is required by law or NYSE regulations; provided, further, that (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Holders of the requirement to make such submission or filing and provide the Holders with a copy thereof.
(s)Share Reserve. So long as any of the Exchange Notes remain outstanding, the Company shall at all times have not less than a number of authorized but unissued shares of Common Stock equal to one hundred million (100,000,000) shares of Common Stock, which shall not be exclusively reserved for issuance pursuant to the Exchange Notes (collectively, the “Required Reserve Amount”); provided, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(s) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Exchange Notes based on the number of shares of Common Stock issuable pursuant to the Exchange Notes held by each holder thereof on the date of issuance of the Exchange Notes (without regards to any limitations on issuance of shares contained therein) (collectively, the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Exchange Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Common Stock reserved and allocated to any Person which ceases to hold any Exchange Notes shall be allocated to the remaining holders of the Exchange Notes, pro rata based on the number of shares of Common Stock issuable pursuant to the Exchange Notes then held by such holders thereof (without regard to any limitations on exercise). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
(t)Legends. Certificates and any other instruments evidencing the Securities, shall not bear any restrictive or other legend.
(u)Voting Agreements. The Company may not amend, modify or waive the terms of the Voting Agreements in any respect without the prior written consent of the Required Holders.

(v)Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Holder as being an underwriter or potentially being an "underwriter" in any disclosure to, or filing with, the SEC, NYSE or any other Eligible Market. No Holder shall be required to agree or admit that it is, or may be, acting as an "underwriter" in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, the NYSE or any other Eligible Market, nor shall any Holder be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company. Any Holder being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.
(w)Security Agreements. At the Closing (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the Company shall deliver to the Collateral Agent the Amendments to Security Documents, each to be dated the Closing Date, among the grantors named therein and the secured party named therein, each in form and substance satisfactory to the Collateral Agent, which create a first lien security interest in all assets of the Company including, but not limited to, its intellectual property (subject to prior Liens and other customary exclusions, in each case acceptable to the Collateral Agent in its sole discretion) (the “Collateral”) and shall perfect a first lien security interest in all such assets of the Company other than the Company’s non-U.S. assets. As soon as reasonably practicable, but in any event before forty-five (45) days after the Closing (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the Company shall deliver to the Collateral Agent (a) such additional security documents and/or amendments to existing security documents, in form and substance reasonably acceptable to the Collateral Agent, which perfect a first lien security interest in all remaining assets of the Company (subject to prior Liens and other customary exclusions, in each case acceptable to the Collateral Agent in its sole discretion) (the “Ancillary Security Documents”) and (b) with respect to such Ancillary Security Documents delivered, customary legal opinions relating to such Ancillary Security Documents, in form and substance reasonably acceptable to the Collateral Agent.
(x)ATM Sales Program. The Company shall at all times have access to an ATM Sales Program, the terms of which have been approved by the Required Holders with aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least ten million dollars ($10,000,000). On or before December 31, 2023, the Company shall establish a new ATM Sales Program (or increase the Existing ATM Sales Program (as defined below)) such that the Company has an ATM Sales Program with aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least seventy five million dollars ($75,000,000) as of December 31, 2023, and such ATM Program shall not be subsequently canceled, or amended or otherwise modified to reduce such amount, without the written consent of the Required Holders. Each of the Holders hereby approves the terms of the Company’s ATM Sales Program (the “Existing ATM Sales Program”) and the related ATM Sales Agreement as in effect at the date of this Agreement, and agrees that its approval of any ATM Sales Program and related ATM Sales Agreement after the date of this Agreement will not be unreasonably withheld, conditioned or delayed.
(y)Lock-Up. Beginning on the Closing Date and ending on the date on which a Lock-up Termination Event (as defined below) occurs (the “Lock-up Period”), each Holder will not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Exchange Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares, whether any such transaction is to be settled by delivery of the Exchange Shares, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of a Holder, (c) transfers as a distribution to stockholders of a Holder, (d) dispositions to a Holder’s controlled affiliates, to any other entity controlled or managed by, directly or indirectly, a Holder, (e) the transfer, sale, assignment or pledge of any short call option positions (or any portion thereof) (within the meaning of a put equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder) existing prior to the Closing Date and the delivery, transfer, or other disposition of shares of Common Stock in connection therewith or (f) for the avoidance of doubt, a transfer, sale, assignment or pledge of the Exchange Shares made pursuant to Section 4(g); provided, however, that, (i) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (d), each transferee, distributee or recipient of the Exchange Shares transferred, distributed or disposed of agrees to be bound by the same restrictions in place for the applicable Holder pursuant to the first sentence of this Section 4(y) for the duration of the Lock-up Period and executes and delivers to the Company a lock-up agreement substantially in the form of this Section 4(y), (ii) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (d), no filing under the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a required filing on Form 4, Form 5 or Form 13F) and (iii) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (c), any such transfer or distribution shall not involve a disposition for value. The Lock-up Period will automatically terminate upon the earliest of: (i) a Fundamental Change or public announcement of a proposed Fundamental Change, (ii) a Default (as defined in the Exchange Notes) or an Event of Default (as defined in the Exchange Notes) and (iii) ninety (90) days after the Closing Date (each a “Lock-up Termination Event”).
(z)Prior SPA. The Company acknowledges and agrees that, unless otherwise expressly noted herein, the Prior SPA shall remain in full force and effect.
(aa)Delivery of Prior Notes. On or before the Closing, the Holders shall deliver to the Trustee originals of the Prior Notes.
5.REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)Register.  The Company shall cause the Trustee to maintain at its principal executive offices (or such other office or agency of the Trustee as it may designate pursuant to the Indenture), a register for the registration of the Securities in which the Trustee shall record the name and address of the Person in whose name the Exchange Notes have been issued (including the name and address of each transferee), the aggregate amount of the Exchange Notes held by such Person and the number of Exchange Note Shares issuable pursuant to the Exchange Notes held by such Person.  The Company shall cause the Trustee to keep the register open and available at reasonable times upon reasonable prior notice during business hours for inspection of any Holder or its legal representatives. This provision shall be construed such that the Securities and the Exchange Notes are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.
(b)Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Holders (the “Irrevocable Transfer Agent Instructions”) to credit shares to each such Holder’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in the notice that the Company is electing to issue Common Stock pursuant to the terms of the Exchange Notes or that the Holders are electing to receive Common Stock pursuant to the Exchange Notes, a certificate, registered in the name of such Holder or its designee, for the Exchange Note Shares to which the Holder is entitled, for the applicable Exchange Note Shares in such amounts as specified from time to time by the Company or the Holders, as the case may be, pursuant to the terms of the Exchange Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Holder effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.
(c)FAST Compliance.  While any Exchange Notes remain outstanding, the Company shall maintain a transfer agent that participates in FAST.
6.CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE THE PRIOR NOTES FOR THE EXCHANGE SECURITIES.
(a)The obligation of the Company hereunder to issue the Exchange Securities to each Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:

(i)Such Holder shall have executed each of the other Transaction Documents (other than the Ancillary Security Documents) to which it is a party and delivered the same to the Company.
(ii)Such Holder and each other Holder shall deliver to the Trustee the aggregate principal amount of Prior Notes as set forth opposite such Holder’s name in column (6) on the Schedule of Holders in accordance with Section 1 on the Closing Date.
(iii)The representations and warranties of such Holder shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.
7.CONDITIONS TO EACH HOLDER’S OBLIGATION TO EXCHANGE THE PRIOR NOTES FOR THE EXCHANGE SECURITIES.
The obligation of each Holder hereunder to exchange its Prior Notes for the Exchange Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Holder’s sole benefit and may be waived by such Holder at any time in its sole discretion by providing the Company with prior written notice thereof:
(a)The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Holder each of the Transaction Documents (other than the Ancillary Security Documents) to which it is a party and the Company and the Trustee shall have duly executed and delivered to such Holder the Exchange Notes set forth across from such Holder’s name on the Schedule of Holders at the Closing pursuant to this Agreement.
(b)Such Holder shall have received the opinion of Fenwick & West LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Holder.
(c)The Company shall have delivered to such Holder a copy of the Irrevocable Transfer Agent Instructions, dated as of the Closing Date, in the form acceptable to such Holder, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.
(d)The Company shall have delivered to such Holder a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Closing Date.

(e)The Company shall have delivered to such Holder a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.
(f)The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors or a duly authorized committee thereof in a form reasonably acceptable to such Holder, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.
(g)Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Holder shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Holder in the form acceptable to such Holder.
(h)The Common Stock (A) shall be designated for quotation or listed (as applicable) on NYSE and (B) shall not have been suspended, as of the Closing Date, by the SEC or NYSE from trading on NYSE nor shall suspension by the SEC or NYSE have been threatened, as of the Closing Date, either (1) in writing by the SEC or NYSE or (2) by falling below the minimum maintenance requirements of NYSE.
(i)The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the exchange of the Exchange Securities, including without limitation, those required by NYSE, if any.
(j)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(k)Since the date of execution of this Agreement, other than the EOD or any acceleration by the Holders of the Prior Notes as a result thereof, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.
(l)The Company shall have submitted a Supplemental Listing Application with NYSE relating to the issuance of the Exchange Shares as contemplated hereby.
(m)The Company shall have delivered to such Holder the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens.

(n)The Company shall have established and in effect an ATM Sales Agreement in place pursuant to which the Company has the ability to issue and sell shares of Common Stock from time to time (an “ATM Sales Program”). The ATM Sales Program shall have aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000) as of the Closing Date.
(o)All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable to the Holders shall have been paid to the extent due and, in the case of expenses of the Holders that are reimbursable in accordance herewith, invoiced at least one day prior to the Closing Date.
(p)Such Holder shall have received Voting Agreements executed by (i) each member of the Company’s Board of Directors and (ii) each of the officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) of the Company (all of (i) through (ii) of which are identified on the Schedule of Voting Agreement Parties attached hereto).
(q)The Company shall have paid to the Holders, and the Holders shall have received, the Prior Note Pay Down along with all accrued but unpaid interest (which such interest rate shall be at the Default Interest rate and accrue as of October 1, 2023), to, and including the Closing Date, on the amount of principal being repaid per Recital (F) of this Agreement.
(r)The Company shall have paid to the Holder all accrued but unpaid interest (which such interest rate shall be at the Default Interest rate and accrue as of October 1, 2023), to, and including the Closing Date, on the amount of principal being exchanged hereunder.
(s)The Company and its Subsidiaries shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents (other than the Ancillary Security Documents) as such Holder or its counsel may reasonably request.
8.TERMINATION.
In the event that the Closing shall not have occurred with respect to a Holder within five (5) Business Days of the date hereof, then such Holder shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Holder to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Holder if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Holder’s breach of this Agreement and (ii) the abandonment of the exchange of the Exchange Notes shall be applicable only to such Holder providing such written notice; provided, further, that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Holder for the expenses described in Section 4(f) above.  Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event that this Agreement is terminated prior to the Closing, then neither this Agreement nor any of the other Transaction Documents will have any impact on the Prior SPA or the Transaction Documents (as defined in the Prior SPA).

9.MISCELLANEOUS.
(a)Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(b)Counterparts; Electronic Signatures.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.
(c)Headings; Gender; Interpretation.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.
(d)Severability; Maximum Payment Amounts.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Holders, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law.  Accordingly, if any obligation to pay, payment made to any Holder, or collection by any Holder pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Holder, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law.  Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Holder under the Transaction Documents.  For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Holder under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
(e)Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein, and the Prior Transaction Documents and the schedules and exhibits attached thereto and the instruments referenced therein supersede all other prior oral or written agreements between the Holders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Holder with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein, and the Prior Transaction Documents and the schedules and exhibits attached thereto and the instruments referenced therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other

Transaction Document or the Prior Transaction Documents shall (or shall be deemed to) (i) have any effect on any agreements any Holder has entered into with, or any instruments any Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment (other than in connection with the Prior Transaction Documents) made by such Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Holder, or any instruments any Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments (other than the Prior Note Pay Down and the Prior Notes being exchanged at the Closing, which for the avoidance of doubt, the aggregate principal amount of Prior Notes being paid down and exchanged shall automatically terminate in all respects upon the Closing) shall continue in full force and effect. For the avoidance of doubt, except for the matters expressly set forth in the Transaction Documents, all other terms of the Prior Transaction Documents are hereby ratified and shall remain unchanged and in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking.  For clarification purposes, the Recitals are part of this Agreement.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Holders and holders of Securities, as applicable; provided, that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Holder without such Holder’s prior written consent (which may be granted or withheld in such Holder’s sole discretion).  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Holders and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Holder without such Holder’s prior written consent (which may be granted or withheld in such Holder’s sole discretion).  No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Exchange Notes.  From the date hereof and while any Exchange Notes are outstanding, the Company shall not be permitted to receive any consideration from a Holder or a holder of Exchange Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Holder or holder of Exchange Notes in a manner that is more favorable than to other similarly situated Holders or holders of Exchange Notes, or (ii) to treat any Holder(s) or holder(s) of Exchange Notes in a manner that is less favorable than the Holder or holder of Exchange Notes that is paying such consideration; provided, however, that the determination of whether a Holder has been treated more or less favorably than another Holder shall disregard any securities of the Company purchased or sold by any Holder.  The Company has not, directly or indirectly, made any agreements with any Holders relating to the terms or conditions of the transactions contemplated by the Transaction Documents or the Prior Transaction Documents except as set forth in the Transaction Documents and the Prior Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Holder has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.  As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Holder, any of its advisors or any of its representatives shall affect such Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect such Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.  “Required Holders” means (I) prior to the Closing Date, each Holder entitled to exchange its Prior Notes for Exchange Securities at the Closing, and (II) on or after the Closing Date, holders of a majority of the aggregate principal amount of the Exchange Notes, so long as any Exchange Notes remain outstanding, and if no Exchange Notes remain outstanding, holders of a majority of the Exchange Notes in the aggregate as of such time issued and held by the Holders or issuable hereunder on the Closing Date; provided, that such majority must include High Trail Investments ON LLC or HB SPV I Master Sub LLC, so long as High Trail Investments ON LLC or HB SPV I Master Sub LLC or any of their affiliates hold any Notes or Exchange Shares.
(f)Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses and e-mail addresses for such communications shall be:
If to the Company:
Velo3D, Inc.
511 Division Street
Campbell, California 95008
Telephone:      [*]
Attention:      Bernard Chung
E-Mail:      [*]

With a copy (for informational purposes only) to:
Fenwick & West LLP
902 Broadway
New York, NY 10010
Attention: Per Chilstrom
E-mail: [*]

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Erika Harris
Email: [*]
If to a Holder, to (i) its e-mail address set forth on the Schedule of Holders, with copies to such Holder’s representatives as set forth on the Schedule of Holders and (ii) to Eric Helenek, High Trail Capital, 80 River Street, Suite 4C, Hoboken, NJ 07030 (telephone: [*]).
with a copy (for informational purposes only) to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Telephone:  [*]
Attention: Michael E. Sullivan
E-mail:  [*]
or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B)  electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Exchange Notes).  A Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Purchased Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Holders in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.
(h)No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).
(i)Survival.  The representations, warranties, agreements and covenants shall survive the Closing.   Each Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)Indemnification.
(i)In consideration of each Holder’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Holder and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Holder or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Holder or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based primarily upon (i) the inaccuracy of any representations and warranties made by such Holder herein or (ii) the fraud, willful misconduct, gross negligence or bad faith of such Holder or its related Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(ii)Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
(l)Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.  Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Holder (or its broker or other financial representative) to effect short sales or similar transactions in the future.
(m)Remedies.  Each Holder and in the event of assignment by Holder of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Holders.  The Company therefore agrees that the Holders shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.  The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).
(n)Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o)Payment Set Aside; Currency.  To the extent that the Company makes a payment or payments to any Holder hereunder or pursuant to any of the other Transaction Documents or any of the Holders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.  Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars.  All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
(p)Judgment Currency.
(i)If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:
(1)the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(2)the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).
(ii)If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(iii)Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.
(q)Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under the Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents.  The decision of each Holder to exchange the Prior Notes for the Exchange Notes pursuant to the Transaction Documents has been made by such Holder independently of any other Holder.  Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment hereunder and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Securities or enforcing its rights under the Transaction Documents.  The Company and each Holder confirms that each Holder has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the Exchange contemplated hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Holder.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Holder, solely, and not between the Company, its Subsidiaries and the Holders collectively and not between and among the Holders.
(r)Performance Date.  If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.
(s)Enforcement Fees.  The Company agrees to pay all costs and expenses of the Holders incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Holders hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
(t)Collateral Agent.
(i)Appointment; Authorization. The Holders, together with any successors or assigns thereof, hereby irrevocably appoint, designate and authorize High Trail Investments ON LLC as collateral agent to take such action on their behalf under the provisions of the Exchange Notes, each of the Security Documents, as amended by the Amendment to Security Documents, and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each of the Security Documents, as amended by the Amendment to Security Documents, together with such powers as are reasonably incidental thereto. The provisions of this Section 9(t) are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document, as amended by the Amendments to Security Documents, (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.

(ii)Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document, as amended by the Amendments to Security Documents, by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates (as defined in the Exchange Notes), partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 9(t) shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(iii)Exculpatory Provisions.
(A)The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, as amended by the Amendments to Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing or an Event of Default has occurred; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, as amended by the Amendments to Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.
(B)The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.
(C)The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related to the Exchange Notes or Security Document, as amended by the Amendments to Security Documents, or (e) any failure of the Company or any other party to the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related to the Exchange Notes or Security Documents, as amended by the Amendments to Security

Documents, to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Exchange Notes, any Security Document, as amended by the Amendments to Security Documents, or any other agreement, instrument or document related to the Exchange Notes or Security Documents, as amended by the Amendments to Security Documents, or to inspect the properties, books or records of the Company or any Affiliate of the Company.
(iv)Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(v)Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Holders and the Company. If the Collateral Agent resigns under the Exchange Notes, the Required Holders shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Holders after consulting with the Holders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 9(t) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holders, shall perform all of the duties of the Collateral Agent hereunder until such time as Required Holders shall appoint a successor agent as provided for above.
(vi)Non-Reliance on the Collateral Agent. The Holders acknowledges that they have, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter invest in the Exchange Notes. The Holders also acknowledges that they will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Exchange Notes, any Security Agreement or any related agreement or any document furnished hereunder or thereunder.

(vii)Collateral Matters. The Holders irrevocably authorize the Collateral Agent to release any Lien (as defined in the Exchange Notes) granted to or held by the Collateral Agent under any Security Document, as amended by the Amendments to Security Documents, (i) when all Obligations (as defined below) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Exchange Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with the Exchange Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Holders. The Collateral Agent shall have the right, in accordance with the Security Documents, as amended by the Amendments to Security Documents, to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations. “Obligation” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Note Document (as defined below) after the commencement of a bankruptcy proceeding, whether or not a claim for such interest is allowed) of the Company, any Security Document, as amended by the Amendments to Security Documents, or any other Note Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. “Note Documents” means this Agreement, the Notes, any Security Document, as amended by the Amendments to Security Documents, and the other Transaction Documents.
(viii)Reimbursement by Holders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Sections 4(f) or 9(k) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Holders hereby agree, jointly and severally, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.
(ix)Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Holders shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens (as defined in the Exchange Notes) or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Exchange Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Holders agree to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Holders.

[signature pages follow]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

VELO3D, INC.

By:	/s/ Benyamin Buller
	Name:	Benyamin Buller
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ [*]
	Name:	[*]
	Title:	Authorized Signatory

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

HB SPV I MASTER SUB LLC

By:	/s/ [*]
	Name:	[*]
	Title:	Authorized Signatory

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
Holder	Address	Aggregate Principal Amount of Prior Notes Currently Held	Reduction in Aggregate Principal Amount of Prior Notes Resulting from Prior Note Pay Down	Aggregate Payment Amount of Prior Note Pay Down Exclusive of Accrued but Unpaid Interest	Aggregate Principal Amount Remaining After Prior Note Pay Down and Being Exchanged for Exchange Notes	Aggregate Principal Amount of Exchange Notes	Aggregate Amount of Exchange Shares	Legal Representative’s Address
High Trail Investments ON LLC	High Trail Capital 80 River Street, Suite 4C Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: [*]	$28,000,000	$5,000,000	$6,000,000	$23,000,000	$23,000,000	4,000,000	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: [*] Attention: Michael Sullivan
HB SPV I Master Sub LLC	High Trail Capital 80 River Street, Suite 4C Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: [*]	$42,000,000	$7,500,000	$9,000,000	$34,500,000	$34,500,000	6,000,000	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: [*] Attention: Michael Sullivan
TOTAL		$70,000,000	$12,500,000	$15,000,000	$57,500,000	$57,500,000	10,000,000
SCHEDULE OF HOLDERS

SCHEDULE OF VOTING AGREEMENT PARTIES
Carl Bass
Benyamin Buller
Bernard Chung
Michael Idelchik
Adrian Keppler
Stefan Krause
Ellen Smith
Gabrielle Toledano
Matthew Walters
Renette Youssef

Exhibit A
Form of Exchange Note

Exhibit B
Form of Second Supplemental Indenture

Exhibit C-1
Form of Amendment to Main Security Agreement

Exhibit C-2
Form of Amendment to Intellectual Property Security Agreement

Exhibit D
Form of Voting Agreement
[See Attached]

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of August 28, 2023, is entered into by and between the undersigned stockholder (the “Stockholder”) of Velo3D, Inc., a Delaware corporation (the “Company”), and the Company. The Company and the Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Exchange Agreement (as defined below).
RECITALS
Concurrently with or following the execution of this Agreement, the Company has entered, or will enter, into a Securities Exchange Agreement (as the same may be amended from time to time, the “Exchange Agreement”), providing for, among other things, the exchange of the Prior Notes for Exchange Securities pursuant to the terms and conditions of the Exchange Agreement and the Transaction Documents.
In order to induce the Holders to enter into the Exchange Agreement and the Transaction Documents, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Stockholder hereby makes certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Common Stock Beneficially Owned (as defined below) by the Stockholder and set forth below the Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Common Stock pursuant to Section 5 hereof, the “Shares”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.DEFINITIONS. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.
(a)“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
(b)“Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
2.REPRESENTATIONS OF STOCKHOLDER. The Stockholder represents and warrants to the Company that:
(a)Ownership of Shares. The Stockholder: (i) is the Beneficial Owner of all of the Original Shares set forth below the Stockholder’s signature on the signature pages hereto free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all such Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Stockholder is a party relating to the pledge, disposition, or voting of any such Original Shares and there are no voting trusts or voting agreements with respect to such Original Shares.
(b)Disclosure of All Shares Owned. The Stockholder does not Beneficially Own any shares of Common Stock other than: (i) the Original Shares set forth below the Stockholder’s signature on the signature pages hereto; and (ii) any options, warrants, or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, set forth below the Stockholder’s signature on the signature pages hereto (collectively, “Options”).
(c)Power and Authority; Binding Agreement. If the Stockholder is an individual, the Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). If the Stockholder is not an individual, the Stockholder has requisite organizational power and authority to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights.
(d)No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares attributable to the Stockholder pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares attributable to the Stockholder.
(e)No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement. If the Stockholder is an individual, no consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.
(f)No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.
3.AGREEMENT TO VOTE SHARES; IRREVOCABLE PROXY.
(a)Agreement to Vote and Approve. The Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the approval contemplated by the Requisite Stockholder Approval (as defined in the Exchange Notes), and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to such matter, to vote or cause the holder of record to vote the Shares in favor of providing the Requisite Stockholder Approval.
(b)Irrevocable Proxy. The Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (as defined below) (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
4.NO VOTING TRUSTS OR OTHER ARRANGEMENT. The Stockholder agrees that during the term of this Agreement the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.
5.ADDITIONAL SHARES. The Stockholder agrees that all shares of Common Stock that the Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.
6.TERMINATION. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the date on which the Exchange Agreement is terminated in accordance with its terms; (b) the termination of this Agreement by mutual written consent of the Parties; and (c) the date on which the Requisite Stockholder Approval is obtained. Nothing in this Section 6 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.
7.NO AGREEMENT AS DIRECTOR OR OFFICER. The Stockholder makes no agreement or understanding in this Agreement in its capacity as a director or officer of the Company or any of its subsidiaries (if the Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in its capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Stockholder from exercising its fiduciary duties as an officer or director to the Company or its stockholders.
8.FURTHER ASSURANCES. The Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

9.STOP TRANSFER INSTRUCTIONS. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
10.SPECIFIC PERFORMANCE. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
11.AMENDMENT; ASSIGNMENT. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Stockholder. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its “affiliates” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto)) or to any party that acquires all of substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 11 shall be null and void.

12.NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses and e-mail addresses for such communications shall be:
If to the Company:
Velo3D, Inc.
511 Division St.
Campbell, CA 95008
Telephone: [*]
Attention: Bernard Chung
E-mail: [*]

With a copy (for informational purposes only) to:
Fenwick & West LLP
    902 Broadway

New York, NY 10010
    Telephone: [*]
Attention: Per Chilstrom
Email: [*]

If to the Stockholder, to the address, email address, or facsimile number set forth for the Stockholder on the signature pages hereof.
13.MISCELLANEOUS. The provisions of Sections 9(a), (b), (c), (d), (e), (g), (h), (l), (n), (o) and (p) of the Exchange Agreement shall apply to this Agreement, mutatis mutandis.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

VELO3D, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Number of Shares of Common Stock Beneficially Owned as of the date of this Agreement:
Number of Options Beneficially Owned as of the date of this Agreement:
Street Address:
City/State/Zip Code:
Email: